Exhibit 99.2

CSX BRINGS ACTION AGAINST HEDGE FUNDS TCI AND 3G
FOR VIOLATING FEDERAL SECURITIES LAWS

Company Sets New Record and Meeting Dates for 2008 Annual Meeting

Jacksonville, FL – March 17, 2008 – CSX Corporation (NYSE: CSX) today announced that it has filed a lawsuit against The Children’s Investment Fund (“TCI”) and 3G Capital Partners (“3G”) alleging violations of federal securities laws.  TCI and 3G are hedge funds that have formed a group to nominate a slate of directors to stand for election at the 2008 CSX annual meeting.

Today CSX filed a federal lawsuit in the United States District Court for the Southern District of New York alleging violations of federal securities laws, including violations of
Section 13(d) of the Securities Exchange Act of 1934.  The lawsuit alleges, among other things, that TCI has employed swap agreements in order to evade the filing requirements of Section 13(d), and that TCI's disclosures concerning its 11.5 percent swap position in CSX shares are materially misleading because they fail to disclose that, by virtue of agreements, understandings or relationships with TCI, swap counterparties intend to vote CSX shares in accordance with TCI's wishes.

The lawsuit further alleges that TCI and 3G's disclosures concerning their formation of a Section 13(d) group are false and misleading and, therefore, material information that the investing public should have regarding the group and its intentions with respect to the Company is currently unavailable.

Edward J. Kelly, III, presiding director of the CSX Board of Directors stated, “By virtually all measures the performance of CSX has been exceptional.  Notwithstanding this, in an effort to avoid the disruption and expense of a proxy contest we’ve spoken with TCI on a number of occasions in an attempt to find common ground.  Based on these conversations the Board concluded that TCI is not simply interested in having a representative voice on the Board, but instead is seeking to achieve effective control of the CSX Board of Directors and dictate Company strategy.”

Because CSX believes the integrity of voting in its shares could be undermined by the violations of the TCI/3G group, the company has rescheduled the 2008 annual shareholder meeting to allow an opportunity to pursue this matter and provide adequate time for full and complete information to be made available to shareholders.  The CSX 2008 annual meeting of shareholders will be held in New Orleans on June 25, 2008.  The close of business on April 21, 2008 is the new record date for determination of shareholders entitled to vote at the 2008 annual meeting.

"We filed this suit against TCI and 3G to ensure that all of our shareholders receive complete and accurate information about the group's holdings, agreements, plans and motivations to which they are entitled under federal securities laws," said Michael Ward, CSX chairman, president and CEO. "We are committed to protecting the interests of all CSX shareholders and continuing to execute on our successful and proven strategy to further enhance value."

About CSX
CSX Corporation, based in Jacksonville, Fla., is one of the nation's leading transportation companies, providing rail, intermodal and rail-to-truck trainload services. The company's transportation network spans approximately 21,000 miles, with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports. More information about CSX Corporation and its subsidiaries is available at the company's web site, www.csx.com.

Forward-looking statements

This information and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

IMPORTANT INFORMATION
On February 22, 2008, CSX Corporation ("CSX") filed with the SEC a revised preliminary proxy statement in connection with its 2008 Annual Meeting.  CSX plans to file with the SEC and furnish to its shareholders a definitive Proxy Statement in connection with its 2008 Annual Meeting, and advises its security holders to read the definitive Proxy Statement when it becomes available, because it will contain important information. Security holders may obtain a free copy of the definitive Proxy Statement and other documents (when available) that CSX files with the SEC at the SEC’s website at www.sec.gov. The definitive Proxy Statement and these other documents may also be obtained for free from CSX by directing a request to CSX Corporation, Attn: Investor Relations, David Baggs, 500 Water Street C110, Jacksonville, FL 32202.

CERTAIN INFORMATION CONCERNING PARTICIPANTS
CSX, its directors, director nominee and certain named executive officers and employees may be deemed to be participants in the solicitation of CSX’s security holders in connection with its 2008 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in CSX’s revised preliminary proxy statement filed on February 22, 2008 with the SEC.

Contacts:

David Baggs, Investor Relations 904-359-4812	Dan Katcher / Andrew Siegel Joele Frank, Wilkinson Brimmer Katcher 212-355-4449
Garrick Francis, Corporate Communications 904-359-1708